As filed with the Securities and Exchange Commission on June 5, 1997
                                              Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
       -----------------------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
       -----------------------------------------------------------------

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
               (Exact name of issuer as specified in its charter)

            MINNESOTA                                   41-1454591
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

             7400 EXCELSIOR BOULEVARD, MINNEAPOLIS, MINNESOTA 55426 (Address of principal executive offices, including Zip Code)

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

               KENT S. MCCOY                               Copy to:
          VICE PRESIDENT, FINANCE                   ELIZABETH H. COBB, ESQ.
APPLIANCE RECYCLING CENTERS OF AMERICA, INC.     MACKALL, CROUNSE & MOORE, PLC
         7400 EXCELSIOR BOULEVARD                      1400 AT&T TOWER
       MINNEAPOLIS, MINNESOTA 55426                  901 MARQUETTE AVENUE
 (Name and address of agent for service)       MINNEAPOLIS, MINNESOTA 55402-2859
                                                        (612) 305-1400

                                 (612) 930-9000
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


                                        CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                         PROPOSED             PROPOSED
        TITLE OF                                         MAXIMUM              MAXIMUM
       SECURITIES                  AMOUNT                OFFERING            AGGREGATE             AMOUNT OF
          TO BE                    TO BE                  PRICE               OFFERING            REGISTRATION
       REGISTERED                REGISTERED           PER SHARE (1)          PRICE (1)                FEE
-------------------------------------------------------------------------------------------------------------------
      Common Stock,            100,000 shares             $2.50              $250,000                $75.76
      no par value
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c), based upon the quotations for such Common Stock on June 3, 1997, as reported on the Nasdaq Stock Market.





                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


ITEM 1.  PLAN INFORMATION.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         a. Annual Report on Form 10-K and Forms 10-K/A of Appliance Recycling Centers of America, Inc. (the "Company") for the fiscal year ended December 28, 1996, filed with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Exchange Act.

         b. All other reports filed by the Company with the Securities and Exchange Commission since December 28, 1996, pursuant to Sections 13 or 15(d) of the Exchange Act.

         c. Description of the Company Common Stock, contained in the Company's Registration Statement on Form S-1 (Registration No. 33-58938), filed with the Securities and Exchange Commission.

         d. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The common stock, without par value, (the "Common Stock") of the Company offered pursuant to this registration statement is registered under
Section 12(g) of the Securities Exchange Act of 1934. The description of the Company Common Stock is incorporated by reference pursuant to Item 3.c. above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 5 of the Company's Bylaws provides that the Company shall indemnify its officers and directors in accordance with, and to the extent provided by, Minnesota law. Under Minnesota law, a corporation shall, unless prohibited or limited by its articles of incorporation or bylaws, indemnify its directors, officers, and employees against judgments, penalties, fines, settlements, expenses, and disbursements, incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, or employee of the corporation if generally, with respect to the acts or omission of the person complained of in the proceeding, they had no reasonable cause to believe the conduct was unlawful; and reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. The Company presently does not maintain an insurance policy covering the liability of directors and officer.

         As permitted by Section 302A.251 of the Minnesota Statutes, Article 6 of the Articles of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for certain types of breaches of fiduciary duty as a director.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION                                                    PAGE
------      -----------                                                    ----

 5.1        Opinion of Mackall, Crounse & Moore as to the
            legality of Common Stock of the Company ....................     7

24.1        Consent of McGladrey & Pullen, LLP .........................     9

24.2 Consent of Mackall, Crounse & Moore [included in its opinion filed as Exhibit 5.1].

25.1        Powers of Attorney [included as part of signature page].

28.1        Appliance Recycling Centers of America, Inc.
            1997 Stock Option Plan (the "1997 Plan") ...................    10

28.2        Amendment to 1997 Plan, dated May 20, 1997 .................    16



ITEM 9.  UNDERTAKINGS.

(a)      RULE 415 OFFERING.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b)      FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(h) STATEMENT REQUIRED IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota as of June 4, 1997.

                              APPLIANCE RECYCLING CENTERS OF AMERICA, INC.


                              By /s/ Edward R. Cameron
                                 Edward R. Cameron
                                 Chairman of the Board, President and
                                 Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Edward R. Cameron and Kent S. McCoy, or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                 Title                                   Date
---------                 -----                                   ----

/s/ Edward R. Cameron     Chairman of the Board, President,       June 4, 1997
Edward R. Cameron         Chief Executive Officer and Director
                          (Principal Executive Officer)

/s/ Kent S. McCoy         Vice President, Finance                 June 4, 1997
Kent S. McCoy             (Principal Accounting Officer)

/s/ George B. Bonniwell   Director                                June 4, 1997
George B. Bonniwell

/s/ Duane S. Carlson      Director                                June 4, 1997
Duane S. Carlson

/s/ Harry W. Spell        Director                                June 4, 1997
Harry W. Spell